UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	July 1, 2019
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor New York, New York 10118 (Address of principal executive offices)	10118 (Zip Code)
(646) 710-3417 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 1, 2019, Shutterstock, Inc. (the "Company") and Steven Berns, the Company’s former Co-Chief Operating Officer and Chief Financial Officer, entered into a Separation Agreement and General Release effective as of June 22, 2019 (the "Agreement"), pursuant to which, upon a general release of claims becoming irrevocable, Mr. Berns will be entitled to the following payments and benefits:

•
his base salary effective as of his separation date for a period of 12 months commencing on the sixtieth day after June 25, 2019 (the date of Mr. Berns’ departure from the Company), which will be paid in accordance with our regular payroll practices;

•
a pro-rated annual bonus for 2019 equal to $144,000, less all applicable taxes and withholdings and other applicable deductions, to be paid at the same time annual bonuses are paid by the Company to other executives of the Company for fiscal year 2019, but in no event later than March 15, 2020;

•	reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Berns and his eligible dependents for up to 12 months from June 25, 2019;

•
accelerated vesting of the unvested portion of all Mr. Berns’ time-based equity awards outstanding as of June 25, 2019 as if he had remained employed for 12 months following his termination of employment and continued eligibility for pro-rated vesting of the first year’s portion of his outstanding performance stock unit award, determined based on Company performance, in accordance with the terms of that award;

•
the post-termination exercise period for his outstanding vested options will be extended to 90 days following the opening of the Company’s next open trading window pursuant to the Company’s Insider Trading and Disclosure Policy; and

•	outplacement benefits for six months following termination of employment, up to a maximum of $5,000.
The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.
In addition, on July 1, 2019, in connection with Mr. Steve Ciardiello’s appointment as Interim Chief Financial Officer of the Company, the Compensation Committee of the Board (the "Compensation Committee") approved (i) a guaranteed bonus for Mr. Ciardiello for fiscal 2019 in the amount of $200,000 and (ii) a grant to Mr. Ciardiello of restricted stock units ("RSUs") of the Company’s common stock, which RSUs have a grant date fair value of $450,000, and 33% of which will vest on each of the first and second anniversaries of the grant and 34% of which will vest on the third anniversary of the grant, subject to Mr. Ciardiello’s continued employment with the Company. Mr. Ciardiello’s RSU grant will be subject to the terms of the Company’s Amended and Restated 2012 Omnibus Incentive Plan (the "2012 Plan") and related restricted stock unit award agreement.
Further, on July 1, 2019, in connection with Mr. Stan Pavlovsky’s appointment as President and Chief Operating Officer, the Compensation Committee approved a grant to Mr. Pavlovsky of an option to purchase shares of the Company’s common stock, having a grant date fair value of $1,500,000, which option will vest in equal installments over a four year period, subject to Mr. Pavlovsky’s continued employment with the Company. Mr. Pavlovsky’s option grant will be subject to the terms of the 2012 Plan and related stock option award agreement.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
10.1Separation Agreement and General Release, dated June 22, 2019

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation Agreement and General Release, dated June 22, 2019

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: July 3, 2019	By:	/s/ Heidi Garfield
Heidi Garfield
VP, General Counsel and Corporate Secretary